Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “MACH NATURAL RESOURCES LP”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MAY, A.D. 2023, AT 1:13 O’CLOCK P.M.

7482915 8100	Authentication: 203432569
SR# 20232432978	Date: 05-26-23
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MACH NATURAL RESOURCES LP

May 26, 2023

The undersigned, desiring to form a limited partnership under Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

1. Name. The name of the limited partnership formed hereby is Mach Natural Resources LP (the “Partnership”).

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

3. Registered Agent. The name and address of the registered agent of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

4.   General Partner. The name and the business address of the general partner of the Partnership is Mach Natural Resources GP LLC, 1201 Louisiana Street, Suite 3308, Houston, Texas 77002.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first above written and submits it for filing in accordance with Sections 17-201 and 17-206 of the Delaware Revised Uniform Limited Partnership Act.

GENERAL PARTNER:

MACH NATURAL RESOURCES GP LLC

By:	/s/Kellie Keeling
Name:	Kellie Keeling
Title:	Authorized Person

MACH NATURAL RESOURCES LLC

1201 Louisiana Street, Suite 3308

Houston, Texas 77002

(713-400-8200)

CONSENT FOR USE OF NAME

BY

MACH NATURAL RESOURCES LLC

The undersigned, Mach Natural Resources LLC, a Delaware limited liability company, does hereby consent to the use of the name Mach Natural Resources LP in the State of Delaware by Mach Natural Resources LP, a Delaware limited partnership.

Dated: May 26, 2023

MACH NATURAL RESOURCES GP LLC

By:	/s/ William W. McMullen
Name:	William W. McMullen
Title:	Authorized Person

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